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                                                                    Exhibit 23.1

                         Independent Auditors' Consent



The Board of Directors of
Photoelectron Corporation



We consent to incorporation by reference in this registration statement on Form S-8 of Photoelectron Corporation of our report relating to the consolidated financial statements of Photoelectron Corporation and Subsidiary which report appears on Page F-2 of the Annual Report on Form 10-K for the fiscal year ended January 1, 2000 and as exhibit 99.1 to the Form 8-K filed June 20, 2000.



                                  /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
June 26, 2000